                                RIGL CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)



                                                      1999            1998
                                                   3RD QUARTER    3RD QUARTER
BASIC EARNINGS PER SHARE:

Common shares outstanding, beginning of period

Effects of weighting shares:
   Weighted common shares issued
                                                 ---------------  ------------

Weighted average number of common shares             12,795,078    12,669,675
                                                 ===============  ============
   outstanding

Net Income (Loss)                                $(1,028,745.00)  (428,883.00)
                                                 ===============  ============

Earnings Per Share                               $        (0.08)        (0.03)
                                                 ===============  ============


DILUTED EARNINGS PER SHARE:

Common shares outstanding, beginning of period

Effects of weighting shares:

   Weighted common shares issued                     12,883,190    12,730,303
                                                 ---------------  ------------

Weighted average number of common shares and
   common equivalent shares outstanding              12,883,190    12,730,303
                                                 ===============  ============

Net Income (Loss)                                $(1,028,745.00)  (428,883.00)
                                                 ===============  ============

Earnings Per Share                               $        (0.08)        (0.03)
                                                 ===============  ============

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